Exhibit 4.2

                           Certificate of Indebtedness

No. ________________                                         $________________

CORNERSTONE MINISTRIES INVESTMENTS, INC. ("Issuer" or "we" and related pronouns) promises to pay to ______________________________________________________ or
registered assigns ("you" or "holder"), the principal sum of ________________________________________ Dollars ($__________).

Taxpayer I.D. Number: __________________ CUSIP Number:_________________.

This Certificate of Indebtedness may evidence (1) a 9% five-year  certificate or
(2) a graduated certificate, in each case, as described in the prospectus and the Purchase Agreement under which such certificate is sold. This Certificate of Indebtedness evidences a: __________________.

Generally, certificates of Indebtedness will be registered in book entry form only and the investor will receive only a written confirmation of their investment, and not an actual certificate. We issue Certificates of Indebtedness under a Trust Indenture; the trustee under the Trust Indenture is Trinity Trust Company.


                                               Dated:_________________, 2003

Trinity Trust Company, as Trustee,             CORNERSTONE MINISTRIES
certifies that this is one of the              INVESTMENTS, INC.
Certificates referred to in the Trust
Indenture.





By:______________________________              By:______________________________
Name:                                          Name:
Title:                                         Title:

          [SEAL]                                              [SEAL]


[Back of Certificate]

The registered owner of this Certificate shall be entitled to all the rights and privileges and subject to the conditions, limitations and agreements set forth in the Trust Indenture executed in connection with the offering of the securities described on the front side of this Certificate, the terms, covenants, conditions and agreements of such Trust Indenture being incorporated herein by this reference.

The Issuer will furnish to any Certificate owner upon written request and without charge a copy of the Trust Indenture. Requests may be made to John T. Ottinger, Cornerstone Ministries Investments, Inc., 2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040.

This Certificate is non-negotiable.

Abbreviations. Customary abbreviations may be used in the name of a Certificate owner or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (- Uniform Gifts to Minors
Act).

SECURITY POWER FORM:


     THE FOLLOWING MUST BE COMPLETED TO TRANSFER YOUR CERTIFICATE TO ANOTHER

For value received I/We hereby sell, assign and transfer unto


            (Name and address of Transferee must be printed or typed)


-----------------------------------------------          ------/-----/-------
  City              State            Zip Code            Social Security Number

all right, title and interest to this Certificate, including all outstanding principal and accrued interest, and do hereby irrevocably constitute and appoint the Registrar to transfer the said Certificate on the books of the within named Issuer, with full power of substitution in the premises and to issue a new Certificate to the Transferee (New Owner). The Social Security Number of the Transferee (New Owner) his/her name and mailing address where he/she wishes to receive interest checks or notices must be provided to the Registrar along with the transfer fee BEFORE TRANSFER can be completed. The transfer request must be received 15 calendar days prior to an interest payment date.

                                  If Joint Ownership, Both Must Sign Certificate

Date:____________, ___            __________________________________________
                                  Signed  (Registered Owner as Shown on Front)

In the presence of:


 Authorized Signature Guarantee    Signed  (Registered Owner as Shown on Front)

    Above Signatures must be guaranteed (not notarized) by a participant in a
                          Medallion Guarantee Program.


New Owner - Please check this form for accuracy before you sign. Your Certificate will be registered exactly as shown. You will be charged a fee per Certificate if you require further changes. You must sign below to verify your Social Security Number. Please provide your daytime telephone number (___)
_____-______________.

         Please send me/us a confirmation and retain Certificate.

Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number, and (2) that I am not subject to backup withholding because: (a) I have not been notified that I am subject to backup withholding as a result of failure to report all interest or dividends, or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

______________________________________________________
Signature of Transferee whose number is shown at right

SS#_________-_______-________                 Date:________________________
(or)

_______________________________________________
Signature of Authorized Signer for Transferee

TIN#_________-_______-________                Date:________________________